UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

Global Blood Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

181 Oyster Point Blvd. South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 741-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Agreement.

Convertible Notes and the Indenture

On December 14, 2021, Global Blood Therapeutics, Inc. (the “Company”) priced its private offering of $300.0 million in aggregate principal amount of 1.875% Convertible Senior Notes due 2028 (the “Initial Notes”). On December 15, 2021, the initial purchasers in such offering exercised their option to purchase an additional $45.0 million in aggregate principal amount of the Notes (the “Additional Notes” and together with the Initial Notes, the “Notes”), bringing the total aggregate principal amount of the Notes to $345.0 million. The Notes are the Company’s senior unsecured obligations. The Notes were issued pursuant to an Indenture, dated December 17, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on December 15, 2028, unless earlier converted, redeemed or repurchased. The Notes will bear interest from December 17, 2021 at a rate of 1.875% per year payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2022. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will settle any conversions of Notes in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with cash in lieu of any fractional share, at the then-applicable conversion rate.

The conversion rate for the Notes will initially be 31.4985 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $31.75 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 27.5% to the $24.90 per share last reported sale price of the Common Stock on The Nasdaq Global Select Market on December 14, 2021. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to December 20, 2027. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after December 20, 2027 and on or prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

A copy of the Indenture (including the form of the Note) is attached as Exhibit 4.1 hereto and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to such document.

Capped Call Transactions

On December 14, 2021, in connection with the pricing of the Initial Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain initial purchasers of the Notes or their respective affiliates and certain other financial institutions (the “Option Counterparties”). On December 15, 2021, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Common Stock that underlie the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon conversion of any Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially $49.80 per share, which represents a premium of 100.0% over the last reported sale price of the Common Stock on The Nasdaq Global Select Market of $24.90 per share on December 14, 2021, and is subject to certain adjustments under the terms of the capped call transactions. The Company used approximately $46.8 million of the net proceeds from the offering of Notes to pay the cost of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions are qualified in their entirety by the copy of the form of call option transaction confirmation relating to the Capped Call Transactions, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock. Initially, a maximum of 13,855,407 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 40.1606 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 17, 2021, between Global Blood Therapeutics, Inc. and U.S. Bank National Association, as trustee

4.2	Form of 1.875% Convertible Senior Notes due 2028 (included in Exhibit 4.1)

10.1	Form of Capped Call Transaction Confirmation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: December 17, 2021	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer